UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2026

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue, Second Floor, Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Series C Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1     Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement
Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “we,” “us” or “our”) acquires and manages small to middle market businesses in the ordinary course of business. The following description relates to the recent divestiture of one such business.
Sterno’s Food Service Business
On March 28, 2026, the Company, in its capacity as the representative (the “Stockholder Representative”) of the holders (the “Stockholders”) of common stock of SternoCandleLamp Holdings, Inc. (“Sterno”), a majority owned subsidiary of the Company, and for the limited purposes of the Rimports Distribution (as defined below), entered into a definitive Agreement and Plan of Merger (the “Agreement”) with WCHG Buyer, Inc. (“Parent”), WCHG Heat Merger Sub, Inc. (“Merger Sub”) and Sterno, pursuant to which (i) Parent will acquire all of the issued and outstanding equity securities of Sterno (which is the parent company for both a food service business and home fragrance business) through the merger of Merger Sub with and into Sterno, with Sterno surviving the merger and becoming a wholly owned subsidiary of Parent (the “Merger”), and (ii) on the day immediately prior to the closing of the Merger, Sterno will cause the distribution of all the limited liability company interests of its indirect wholly owned subsidiary Rimports, LLC (“Rimports”), which is the holding company of Sterno’s home fragrance business, to the Stockholders (the “Rimports Distribution”), and Rimports will remain a majority owned subsidiary of CODI. The sale price of Sterno will be based on an enterprise value of $292.5 million and will be subject to certain adjustments based on matters such as transaction expenses, change-of-control payments, and the net working capital, cash and debt balances of Sterno and its subsidiaries (excluding Rimports and its subsidiaries) (the “Target Companies”) at the time of the closing. The Company owns approximately 92% of the outstanding stock of Sterno on a fully diluted basis. The proceeds received by the Company will be used to pay down outstanding debt under the Company’s senior credit facility.
The Agreement contains customary representations, warranties and covenants. The obligations of each party to consummate the transactions contemplated by the Agreement are subject to the following conditions: (i) the expiration or termination of all applicable waiting periods and the receipt of any required approvals under applicable laws relating to antitrust or competition, (ii) there will be no order, judgment, injunction, etc., restraining or prohibiting, or pending proceeding challenging or seeking to restrain or prohibit, the consummation of the transactions contemplated by the Agreement, and (iii) the adoption of the Agreement by a majority of the voting power of the outstanding stock of Sterno entitled to vote thereon. Parent and Merger Sub’s obligations to consummate the transactions contemplated by the Agreement are subject to certain other conditions, including, but not limited to, (a) subject to certain exceptions, the accuracy of the representations and warranties of Sterno, (b) performance in all material respects by the Target Companies of the covenants required by the Agreement, (c) no material adverse effect will have occurred with respect to the Target Companies prior to closing, (d) any “excess parachute payment” under Section 280G of the Internal Revenue Code with respect to any employee of Sterno will have been either approved by the Stockholders or waived by the persons who would otherwise be entitled to such payments, and (e) the Rimports Distribution will have been completed in form and substance reasonably acceptable to Parent. Sterno’s obligations to consummate the transactions contemplated by the Agreement are also subject to certain other conditions, including, but not limited to, (x) subject to certain exceptions, the accuracy of the representations and warranties of Parent, (y) performance in all material respects by Parent of the covenants required by the Agreement, and (z) the effectiveness of certain transition services agreement between Rimports and The Sterno Group Companies, LLC, a Target Company and wholly owned subsidiary of Sterno.
The Agreement also contains certain rights to terminate the agreement, including the right of either Parent or Sterno to terminate the Agreement after May 26, 2026 (the “Outside Date”), if the transactions contemplated by the Agreement have not been consummated by such date, subject to certain exceptions, including the right of either party to extend the Outside Date for a period of up to 59 days under certain circumstances.
The sale is expected to close in the second quarter of 2026. However, there can be no assurances that all of the conditions to closing will be satisfied.
The foregoing brief description of the Agreement is not meant to be exhaustive and is qualified in its entirety by the Agreement itself, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

Section 8     Other Events
Item 8.01    Other Events
On March 30, 2026, CODI issued a Press Release announcing the sale of Sterno’s food service business. The foregoing description of the Press Release is qualified in its entirety by reference to the complete text of the Press Release furnished as Exhibit 99.1 hereto, which is hereby incorporated by reference herein.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, expectations with respect to the sale of Sterno’s food service business. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “future,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on beliefs and assumptions by management, and on information currently available to management. These statements involve risk and uncertainties that could cause actual results and outcomes to differ, perhaps materially, including, but not limited to: the risk that the sale of Sterno’s food service business may not be completed in a timely manner or at all; risks associated with the disposition of Sterno’s food service business generally, such as the inability to obtain, delays in obtaining, or the imposition of burdensome conditions imposed in connection with obtaining regulatory approval and the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement entered into for the disposition of Sterno’s food service business; the risks to the Company’s financial condition associated with the fees that will be incurred under its senior credit facility if leverage is not reduced, with proceeds from the sale of Sterno’s food service business or otherwise, prior to the milestone dates set forth in the senior credit facility; and the effect of the announcement or pendency of the Merger on Sterno’s or Rimport’s business relationships, performance, and business generally. Please see CODI’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2026 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law, CODI undertakes no public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this Current Report on Form 8-K, or to reflect the occurrence of unanticipated events.
Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated March 28, 2026, by and among (i) SternoCandleLamp Holdings, Inc., (ii) WCHG Buyer, Inc., (iii) WCHG Heat Merger Sub, Inc., and (iv) Compass Group Diversified Holdings LLC, as the Stockholder Representative and for the limited purposes of Section 6.20 therein.*

99.1	Press Release dated March 30, 2026 announcing the sale of Sterno's food service business.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The registrant will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2026	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Stephen Keller

Stephen Keller
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2026	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Stephen Keller

Stephen Keller
Chief Financial Officer